Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-264325 and 333-268831) and S-8 (333-258807 and 333-268518) of Synaptogenix, Inc., of our report dated April 1, 2024 relating to our audits of the financial statements of Synaptogenix, Inc. as of December 31, 2023 and 2022 and for the years then ended which appears in this Form 10-K.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
April 1, 2024